As filed with the Securities and Exchange Commission on June 13, 1996
                                                  Registration No. 33-96384
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CELLEGY PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                                                82-0429727
(State of incorporation)                                      (I.R.S. employer
                                                             identification no.)

                          371 BEL MARIN KEYS, SUITE 210
                            NOVATO, CALIFORNIA 94949
                    (Address of principal executive offices)

                                WILLIAM E. BLISS
                          CELLEGY PHARMACEUTICALS, INC.
                          371 BEL MARIN KEYS, SUITE 210
                            NOVATO, CALIFORNIA 94949
                                 (415) 382-6770
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                              C. Kevin Kelso, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------- --------------- ---------------------- --------------------- ------------------
                                                 AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                 TO BE          OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED        REGISTERED         PER SHARE                  PRICE         REGISTRATION FEE
- -------------------------------------------- --------------- ---------------------- --------------------- ------------------

Common Stock, no par value                      300,000            $8.94 (2)           $2,682,000.00 (2)       $924.83

- -------------------------------------------- --------------- ---------------------- --------------------- ------------------

  (1) Includes shares issuable upon the exercise of outstanding options and issuable upon the exercise of awards not yet granted.

  (2) Estimated as of June 10, 1996 pursuant to Rules 457(c) and 457(h)(1) solely for the purpose of calculating the registration fee.

       This  Registration   Statement,   including  exhibits,   consists  of  20
sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 7.

                          CELLEGY PHARMACEUTICALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the year ending December 31, 1995;

         (b) All other reports filed pursuant to Section 13(a) or 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's documents referred to in paragraph (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 5, 1995 with the Commission under Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.


                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                The Registrant's Amended and Restated Articles of Incorporation (the "Restated Articles") include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the maximum extent permitted under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

                The Restated Articles also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California
Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. Indemnification may only be authorized by a majority of Registrant's directors or shareholders or by order of a court, unless the agent has been successful on the merits. In addition, the Registrant's policy is to enter into indemnification agreements with each of its officers and directors. These indemnification agreements provide that directors and officers will be indemnified and held harmless to the fullest extent permitted by law. These agreements, together with the Restated Articles, may require the Registrant, among other things, to indemnify such directors, officers and employees against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. The Registrant currently carries director and officer liability insurance.

                Section 317 of the California Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

                The Underwriting Agreement referred to below sets forth certain provisions with respect to the indemnification of the Registrant and certain directors, officers, and controlling persons against certain losses and liabilities, including certain liabilities under the Securities Act.

                The Amended and Restated Registration Rights Agreement dated April 10, 1992, entered into by and among the Registrant and various investors, and the Amended and Restated Registration Rights Agreement dated February 10, 1995, entered into by and among the Registrant and various investors provide for cross indemnification of certain holders of Registrant's securities, and of Registrant and its officers and directors for certain liabilities existing under the Securities Act and otherwise.

                The Registrant also maintains a director and officer liability policy.

                Reference is made to the following documents filed as exhibits to Registrant's Registration Statement on Form SB-2 (File No. 33-93288-LA) declared effective by the Commission on August 11, 1995 (the "Form SB-2") regarding relevant indemnification provisions described above and elsewhere herein:


                                                                                                   EXHIBIT
       DOCUMENT                                                                                     NUMBER
       --------                                                                                    --------
       Form of Underwriting Agreement........................................................       1.1
       Registrant's Bylaws, as amended ......................................................       3.3
       Amended and Restated Registration Rights Agreement,  dated April 10, 1992 entered into by and among the Registrant
       and various investors.................................................................      10.11
       Amended and Restated  Registration  Rights  Agreement  dated February 10,
       1995 entered into by and among the Registrant
       and various investors.................................................................      10.14

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.   EXHIBITS.

               4.01        Registrant's   Amended  and   Restated   Articles  of
                           Incorporation (incorporated herein by reference to Exhibit 4.01 to Registrant's Form S-8, filed with the Commission on August 30, 1995).

               4.02 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.3 to the Form SB-2).

               4.03        Registrant's 1995 Equity Incentive Plan, as amended.

               5.01        Opinion of Fenwick & West LLP

              23.01        Consent of Fenwick &  West  LLP  (included in Exhibit
                           5.01).

              23.02        Consent of Ernst & Young LLP, Independent Auditors.

              24.01        Power of Attorney (see page 6).

ITEM 9.         UNDERTAKINGS.

                The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)  To  include  any  prospectus  required  by
Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the  prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                 (iii) To include any material  information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                                 Provided,  however,  that paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining  any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3)  To  remove  from   registration   by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

                The financial statements of Cellegy Pharmaceuticals, Inc. appearing in the Registrant's Annual Report on Form 10-KSB for the year ending December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on the 10th day of June, 1996.


                          CELLEGY PHARMACEUTICALS, INC.


                          By:   /s/ William E. Bliss
                              --------------------------------------------------
                                William E. Bliss,
                                President and Chief Executive Officer

                                POWER OF ATTORNEY

                KNOW  ALL MEN BY  THESE  PRESENTS  that  each  individual  whose signature appears below constitutes and appoints William E. Bliss, Carl R. Thornfeldt and C. Kevin Kelso, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the capacities and on the dates indicated.


       SIGNATURE                                          TITLE                                 DATE
      -----------                                        -------                               -------


/s/ William E. Bliss                        President and Chief Executive Officer,        June 10, 1996
- ------------------------------------        and Director (Principal Executive Officer)
William E. Bliss


/s/ A. Richard Juelis                       Vice President, Finance                       June 10, 1995
- ------------------------------------        (Principal Financial and Accounting Officer)
A. Richard Juelis


/s/ Carl. R. Thornfeldt                     Director                                      June 10, 1995
- ------------------------------------
Carl R. Thornfeldt, M.D.


/s/ Peter M. Elias                          Director                                      June 10, 1995
- ------------------------------------
Peter M. Elias, M.D.


/s/ Larry J. Wells                          Director                                      June 10, 1995
- ------------------------------------
Larry J. Wells


/s/ Denis R. Burger                         Director                                      June 10, 1995
- ------------------------------------
Denis R. Burger, Ph.D.

/s/ Tobi B. Klar                            Director                                      June 10, 1995
- ------------------------------------
Tobi B. Klar, M.D.

                                                           EXHIBIT INDEX



           Exhibit No.                                     Description                                 Page
           -----------                                     -----------                                 ----
               4.01                Registrant's Amended and Restated Articles of
                                   Incorporation    (incorporated    herein   by
                                   reference  to  Exhibit  4.01 to  Registrant's
                                   Form S-8, filed with the Commission on August
                                   30, 1995).

               4.02                Registrant's  Bylaws,  as amended  (incorporated  herein by reference to the Form SB-2.)

               4.03                Registrant's  1995 Equity  Incentive Plan, as amended,  and           8
                                   related documents.

               5.01                Opinion of Fenwick & West.                                           19

              23.01                Consent of Fenwick & West (included in Exhibit 5.01).

              23.02                Consent of Ernst & Young LLP, Independent Auditors.                  20


              24.01                Power of Attorney (see page 6).